UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 2, 2019

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

ITEM 2.02. Results of Operations and Financial Condition.

On May 2, 2019, Church & Dwight Co., Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with a press release announcing its financial results for the quarter ended March 31, 2019, and providing additional information. The Company is amending the Original Form 8-K to correct information included under the headline ”FLAWLESS Acquisition” in the press release furnished as Exhibit 99.1 to the Original Form 8-K. The impact of FLAWLESS on the Company’s full year 2019 results compared to 2018 is expected to be: Net Sales (+200 bps), Gross Margin (+20 bps), Marketing (-10 bps), and SG&A (+50 bps), rather than SG&A (-50 bps) as reported in the press release. There are no other changes to the press release or to the Original Form 8-K.

FORWARD-LOOKING STATEMENTS

This amendment to the Original Form 8-K contains forward-looking statements with respect to the impact of the FLAWLES Acquisition. These statements are based on assumptions that the Company believes are reasonable but may prove to be incorrect, and reflect the current intentions, plans, expectations and beliefs of the Company. In addition, these statements are subject to risks, uncertainties and other factors, many of which are outside the Company’s control and could cause actual results to differ materially from such forward-looking statements. Factors that could cause such differences include, without limitation, the integration of the FLAWLESS business with the Company, and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: May 2, 2019	By:	/s/ Richard A. Dierker
	Name:	Richard A. Dierker
	Title:	Executive Vice President and Chief Financial Officer